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Exhibit 10.19

AMENDMENT TO EMPLOYMENT AGREEMENT

        This AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of December 9, 2003, is made and entered into by and between William H. Channell, Sr. (the "Executive") and Channell Commercial Corporation, a Delaware corporation (the "Company"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement (as hereinafter defined).

RECITALS

        WHEREAS, the Company and the Executive previously entered into an Employment Agreement, dated as of July 8, 1996 (the "Employment Agreement");

        WHEREAS, the parties wish to amend certain provisions of the Employment Agreement;

        WHEREAS, Section 8.7 of the Employment Agreement provides that it may be amended by an instrument in writing, approved by the Company and signed by the Executive;

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which hereby is acknowledged, the undersigned parties hereby agree as follows:

ARTICLE I—AMENDMENT

        The Employment Agreement hereby is amended as set forth in this Article I, effective as of the date first set forth above.

        1.1   Section 1 of the Employment Agreement hereby is amended to read in its entirety as follows:

  The Company hereby agrees to employ Executive and Executive hereby accepts employment with the Company under the terms and conditions set forth in this Agreement. The parties agree that Executive is retiring as the Chief Executive Officer of the Company, but will remain its Chairman of the Board. The parties agree that Executive will perform such tasks and undertake such projects as are consistent with Executive's status as the Chairman of the Board and retired Chief Executive Officer of the Company. Such tasks and projects will be developed by the Board of Directors or the Chief Executive Officer of the Company in consultation with Executive.

        1.2   Executive Base Salary is hereby set at Fifty Thousand Dollars ($50,000.00) per Term Year, for the balance of the Employment Term. The last sentence of Section 3.1 of the Employment Agreement and Section 3.2 of the Employment Agreement are hereby deleted.

        1.3   The last sentence of Section 4.3 of the Employment Agreement hereby is amended to read in its entirety as follows:

  In addition, the Company shall provide Spouse, for the remainder of Spouse's life, with Company-paid medical insurance to the same extent such insurance is made generally available to its senior executive officers.

        1.4   Section 4.4 of the Employment Agreement is hereby deleted. The automobile allowance specified in Section 4.5 of the Employment Agreement is hereby reduced to $750.00 per calendar month. Section 4.6 of the Employment Agreement is hereby deleted.

ARTICLE II—MISCELLANEOUS

        2.1   Effect of Amendment. Except as expressly modified by this Amendment, the Employment Agreement shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to the Employment Agreement shall be deemed to be a reference to the Employment Agreement as modified by this Amendment. The parties acknowledge that all of the provisions of the Employment Agreement, except as expressly provided herein, shall remain in full force and effect in accordance with their terms.

        2.2   Counterparts. This Amendment may be executed in several counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same agreement.

        2.3   Representation of Counsel; Mutual Negotiation. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Amendment. This Amendment shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm's-length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to any party.

[SIGNATURE PAGE TO AMENDMENT]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

CHANNELL COMMERCIAL CORPORATION
By:	/s/ WILLIAM H. CHANNELL, JR. Name: William H. Channell, Jr. Title: Chief Executive Officer
EXECUTIVE
/s/ WILLIAM H. CHANNELL, SR. William H. Channell, Sr.

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  Exhibit 10.19